SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 12, 2004

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

By press release dated July12, 2004, Mellon Financial Corporation announced that it has reached a definitive agreement to acquire Paragon Asset Management Company, a privately held, Las Vegas area-based investment management firm. Terms of the agreement, expected to close in the third quarter, were not disclosed.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Mellon Financial Corporation Press Release dated July 12, 2004, regarding the matter referenced in Item 5 above.

99.2	Mellon Financial Corporation Press Release dated July 20, 2004, announcing results of operations for second quarter 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 20, 2004, the Registrant issued a press release announcing results of operations for second quarter 2004. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference. However, the references in the press release to the Registrant’s website, www.mellon.com, shall not be deemed to include the contents of the website in the press release or in this Form 8-K. The information included herein is to be considered “filed” under the Securities Exchange Act of 1934 and is incorporated by reference into all filings made by the Registrant under the Securities Act of 1933 and the Securities Exchange Act of 1934 which state that this Current Report on Form 8-K is incorporated therein by reference.

The press release contains information which may be considered to constitute “non-GAAP financial measures” as defined in Item 10 of Regulation S-K. The Registrant’s management believes that the presentation of such information assists investors in comparing period to period changes in revenues, expenses and income and allows investors to more appropriately evaluate the impact of revenues from both taxable and tax-exempt sources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: July 20, 2004	By:	/s/ MICHAEL A. BRYSON
Michael A. Bryson
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press Release dated July 12, 2004	Filed herewith

99.2	Press Release dated July 20, 2004	Filed herewith